Q3 Fiscal 2022 | Financial Results

Lee D. Rudow
President and CEO

Mark A. Doheny
Chief Financial Officer

TRANSCAT®
Trust in every measure

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Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the impact of and the Company's response to the COVID-19 pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

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Q3 FY22 Summary

Consolidated Results

Revenue up 15.5% to third quarter record $50.9 million

Gross margin expanded 130 basis points from PY to 26.8%

Adjusted EBITDA increased 20% from prior year to $5.5 million

Net Income of $1.6 million or $0.21 per diluted share

Service Segment

Revenue up 22.0%; 10.2% organic growth

Gross margin of 29.7%, up 180 basis points vs. PY

NEXA Enterprise Asset Management integration going well

Tangent acquisition closed December 31, 2021

Distribution Segment

Revenue growth of 7.2%, modestly below expectations, as vendor lead times extended even further in the quarter

Orders continue to be strong; backlog at record $9 million, up $3.3M from PY

Gross margin flat with PY

Revenue

($ in millions)

Q3 Consolidated


$44.1
+16%
$50.9
Q3 2021
Q3 2022

Q3 Service Segment


$24.8
+22%
$30.2
Q3 2021
Q3 2022

Consolidated revenue up 15.5% on Service segment strength and continued recovery in Distribution

Service total revenue growth of 22%; organic growth remained strong at 10.2%

Distribution revenue modestly below expectations on extended vendor lead times

Q3 Distribution Segment


$19.3
+7%
$20.7
Q3 2021
Q3 2022

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Gross Profit and Margin

($ in millions)

Q3 Consolidated


$11.2
+21%
$13.6
25.5%
26.8%
Q3 2021
Q3 2022

Q3 Service Segment


$6.9
$9.0
27.9%
29.7%
Q3 2021
Q3 2022

Consolidated gross margin expanded 130 basis points

Service gross margin of 29.7% expanded 180 basis points on operating leverage on fixed costs from the strong organic growth and accretive margins from recent acquisitions

Distribution gross margin flat compared to PY

Q3 Distribution Segment


$4.3
$4.7
22.5%
22.5%
Q3 2021
Q3 2022

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Operating Income

($ in millions)

Q3 Consolidated


$2.5
-6%
$2.4
5.7%
4.6%
Q3 2021
Q3 2022

Q3 Service Segment


$2.0
$1.7
7.9%
5.5%
Q3 2021
Q3 2022

Q3 Distribution Segment


$0.6
$0.7
2.9%
3.4%
Q3 2021
Q3 2022

Consolidated and Service operating income unfavorably impacted by $0.7 million from NEXA acquisition accounting

- NEXA Intangibles amortization expense of $0.4 million in quarter will be ongoing; acquired backlog amortization will be completed after January ($0.1 million per month for first 5 months post-acquisition)

Distribution improvement on improving revenue trends and gross profit increase

All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income & Diluted EPS

($ in millions, except EPS)


Net Income
$1.8
-7%
$1.6
Q3 2021
Q3 2022


Diluted EPS
$0.23
$0.21
Q3 2021
Q3 2022

Q3 FY22 net income of $1.6 million down from PY on NEXA acquisition accounting impact; Diluted EPS $0.21 vs. $0.23 in prior year

Q3 FY22 effective tax rate was 26.8%; continue to expect full fiscal 2022 tax rate to range between 14% and 15%*

** FY 2022 tax rate expectations provided as of February 1, 2022*

Adjusted EBITDA* and Margin

($ in millions)

Q3 Consolidated


$4.6
+20%
$5.5
10.4%
10.7%
Q3 2021
Q3 2022

Q3 Service Segment


$3.4
$4.1
13.9%
13.5%
Q3 2021
Q3 2022

Consolidated adjusted EBITDA of $5.5M up 20%

Service segment adjusted EBITDA of $4.1 million up over $0.6 million from PY

Distribution adjusted EBITDA up $0.3 million from PY

Q3 Distribution Segment


$1.1
$1.4
5.8%
6.7%
Q2 2021
Q3 2022

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest tenth of a million. Therefore totals shown in graphs may not equal the sum of the segments.*

Operating Free Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Nine Months Ended Dec 25, 2021	Nine Months Ended Dec 26, 2020
Net cash provided by operations	$12.4	$15.6
Capital expenditures (CapEx)	(5.9)	(4.3)
Operating free cash flow (FCF)**	**$6.5**	**$11.4**

Cash flow in line with expectations on working capital increase to support growth

Capital expenditures primarily focused on technology, Service capabilities/expansion and rental pool assets

*** In addition to reporting net cash provided by operations, a U.S. generally accepted accounting principle ("GAAP") measure, we present operating free cash flow (net cash provided by operations less capital expenditures), which is a non-GAAP measure. We believe operating free cash flow is an important liquidity measure that reflects the cash generated by the business, after the purchases of technology, capabilities and assets, that can then be used for, among other things, strategic acquisitions, investments in the business, and funding ongoing operations. Operating free cash flow is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net cash provided by operations and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Operating free cash flow, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.*

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Balance Sheet Supports Growth Strategy

($ in millions)

CAPITALIZATION		
Note: Components may not add to totals due to rounding	Dec 25, 2021	Mar 27, 2021
Cash and cash equivalents	$ 2.8	$ 0.6
Total debt	40.8	19.6
Total net debt	**38.0**	**19.0**
Shareholders' equity	82.9	75.1
Total capitalization	**$ 123.7**	**$ 94.6**
Debt/total capitalization	33.0%	20.7%
Net debt/total capitalization	30.7%	20.1%

1.47x leverage ratio at quarter-end *(Total debt to TTM Adjusted EBITDA*)*

$48.3M available from credit facility at quarter-end

Tangent Labs acquired for $9 million in early fourth quarter (December 31, 2021)

** See supplemental slides for a description of this non-GAAP financial measure, Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Outlook*

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Q4 FY 2022 Expectations

Service segment: For the fourth quarter of fiscal 2022, historically the strongest quarter of our fiscal year due to the seasonality of our Service business, we expect Service total revenue growth to be in the high-teens.

We expect gross margin to be in the range of 35% as we benefit from the seasonally higher level of volume.

Distribution segment: revenue is expected to grow high single-digits in the fourth quarter

Operating expenses: expected to increase approximately $0.5 million sequentially from the third quarter and will include expenses associated with our recent acquisition of Tangent Labs

Mid to Long Term Outlook

- Continued execution of our unique and recently enhanced value proposition and our new customer pipeline positions us well for continued strong organic growth
- Expect to make technology investments in line with our strategic plan
- Acquisitions remain a key element of our strategic growth plan and we expect to see increased levels of opportunities

** Outlook provided as of February 1, 2022*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13726586***
  Telephone replay available through **Wednesday, February 9, 2022**

- Webcast / Presentation / Replay available at
  www.transcat.com/investor-relations

Supplemental Information

TRANSCAT®
Trust in every measure

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Adjusted EBITDA Reconciliation

($ in thousands)	FY 2021 Q3	FY 2022 Q3
Net Income	$ 1,761	$ 1,629
+Interest Expense	204	194
+Other (Expense) / Income	16	(58)
+Tax Provision	539	596
Operating Income	$ 2,520	$ 2,361
+Depreciation & Amortization	1,860	2,368
+Acquisition Related Add-Back	-	55
+Other (Expense) / Income	(16)	58
+Noncash Stock Compensation	198	624
Adjusted EBITDA	$ 4,562	$ 5,466

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Segment Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2021 Q3	FY 2022 Q3
Service Operating Income	$ 1,957	$ 1,661
+Depreciation & Amortization	1,346	1,861
+Acquisition Related Add-Back	-	55
+Other (Expense) / Income	(8)	36
+Noncash Stock Compensation	126	475
Service Adjusted EBITDA	$ 3,421	$ 4,088
Distribution Operating Income	$ 562	$ 700
+Depreciation & Amortization	514	507
+Other (Expense) / Income	(8)	22
+Noncash Stock Compensation	72	149
DIstribution Adjusted EBITDA	$ 1,140	$ 1,378
Service	$3,421	$4,088
Distribution	$1,140	$1,378
Total Adjusted EBITDA	$4,562	$5,466

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, stock-based compensation expense and other items, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, rather in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.